Exhibit 3.37

ARTICLES OF INCORPORATION FOR A STOCK CORPORATION

(See instructions on reverse side.)

FIRST: The undersigned	Eleanor Coleman
whose address is	c/o Goulston & Storrs, PC, 400 Atlantic Avenue, Boston, MA 02110,
being at least eighteen years of age, do(es) hereby form a corporation under the laws of the State of Maryland.

SECOND: The name of the corporation is	Mentor Maryland, Inc.

THIRD: The purposes for which the corporation is formed are as follows:	to deal in human services, and to engage in any
other lawful act or activity for which corporations may be organized under the Maryland General Corporation Law.

FOURTH: The street address of the principal office of the corporation in Maryland is	7127 Ambassador Road,
Baltimore, MD 21244

FIFTH: The name of the resident agent of the corporation in Maryland is	The Corporation Trust Incorporated
whose address is	300 East Lombard Street, Baltimore, Maryland 21202

SIXTH: The corporation has authority to issue	3,000	shares at $	.01	par value per share.

SEVENTH: The number of directors of the corporation shall be	seven (7)	which number may be increased or decreased
pursuant to the bylaws of the corporation, and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders, and the name(s) of the director(s) who shall act until
the first meeting or until their successors are duly chosen and qualified is/are	Andrea Beaudry, Roberta Janet Gluckman Irgens,
Bruce Nardella, Kate Novak, Christina Pak, Barbara A. Super and Amy J. Wert

IN WITNESS WHEREOF, I have signed these articles	I hereby consent to my designation in this document
and acknowledge the same to be my act.	as resident agent for this corporation.

SIGNATURE(S) OF INCORPORATOR(S):	SIGNATURE OF RESIDENT AGENT LISTED
IN FIFTH:

/s/ Eleanor Coleman	THE CORPORATION TRUST INCORPORATED

/s/ Kristen Betzger
Kristen Betzger
RETURN TO:	Assistant Secretary
Eleanor Coleman
c/o Goulston & Storrs, PC
400 Atlantic Avenue, Boston, MA 02110